AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997
                                                      REGISTRATION NO. 333-19237
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                BANK UNITED CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                          6711                    13-3528556
 (STATE OF INCORPORATION)    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                              CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                             3200 SOUTHWEST FREEWAY
                                   SUITE 1600
                                HOUSTON, TX 77027
                                 (713) 543-6500
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            JONATHON K. HEFFRON, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             3200 SOUTHWEST FREEWAY
                                HOUSTON, TX 77027
                                 (713) 543-6958
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                            CRAIG M. WASSERMAN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 WEST 52ND STREET
                               NEW YORK, NY 10019
                                 (212) 403-1000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the Registration Statement becomes effective as the Selling Stockholders may determine.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated.

                                         PAYABLE
                                          BY THE
                                        REGISTRANT
                                        ----------
SEC registration fee.................    $  --
NASD filing fee......................       --
NASDAQ listing fee...................       --
Blue Sky fees and expenses...........       --
Accounting fees and expenses.........       15,000
Legal fees and expenses..............       --
Printing and engraving expenses......       45,000
Miscellaneous fees and expenses......       --
                                        ----------
     Total...........................    $  60,000
                                        ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the

Certificate, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

     The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     The Purchase Agreement provides for indemnification by the Underwriters of the registrant, its Directors and officers, and by the registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

     In addition, Lewis S. Ranieri, Salvatore A. Ranieri, and Scott A. Shay, who are directors of the Company, may be entitled to indemnification from Hyperion Partners L.P. and Hyperion Ventures L.P., the former upstream affiliates of the Company. Such former upstream affiliates, at their sole discretion, may elect to indemnify other persons who serve as directors or officers of the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During June 1996, the following actions were taken in the order indicated:
(1) Hyperion Holdings exchanged shares of a newly created class of its non-voting common stock for certain shares of its voting common stock held by Hyperion Partners; (2) Hyperion Partners then distributed the Hyperion Holdings common stock to its limited and general partners in accordance with the limited partnership agreement of Hyperion Partners (the "Distribution"); and (3) following the Distribution, Hyperion Holdings was merged with and into the Company (the "Merger"), with the result that holders of Hyperion Holdings voting and non-voting common stock received shares of Class A Common Stock and Class B Common Stock and the holders of the Company's Class C common stock, par value $0.01 per share ("Class C Common Stock") received shares of Class B
Common Stock as set forth under "Selling Stockholders". As part of the Restructuring, the common stock of Hyperion Holdings and the Class C Common Stock were converted 1,800 to one. Subsequent to the Restructuring, there were no shares of Class C Common Stock outstanding. In addition, immediately prior to the August Offering, the FDIC-FRF surrendered to the Bank a portion of the Warrant to purchase 158,823 shares of Bank Common Stock for a cash payment of $6.1 million and exercised the remainder of the Warrant. Immediately thereafter, the FDIC-FRF exchanged the shares of Bank Common Stock for 1,503,560 shares of Class B Common Stock, all of which are being sold in the August Offering. See "Business -- The Assistance Agreement" and "Selling Stockholders". In June
1996, the Company granted 318,342 shares of Class B Common Stock to certain executive officers of the Company pursuant to the executive management compensation program. See "Management -- Executive Management Compensation Program".

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

      EXHIBIT NO.                                                DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
           1.1*      --   Form of Sales Agency Agreement.
           2.1       --   Form of Letter Agreement, by and among the general and limited partners of Hyperion
                          Partners, L.P., dated as of June 17, 1996, relating to certain transactions consumated prior to the Offering. (Exhibit 2.1 to Form S-1 filed on June 18, 1996)
           2.2       --   Merger Agreement, dated as of June 17, 1996, by and between the Company and Hyperion
                          Holdings related to the Merger. (Exhibit 2.2 to Form S-1 filed on August 7, 1996)
           3.1       --   Form of Restated Certificate of Incorporation of the Registrant, as amended. (Exhibit 3.1 to Form S-1 filed on June 18, 1996)
           3.2       --   Form of By-Laws of the Registrant. (Exhibit 3.2 to Form S-1 filed on June 18, 1996)
           4.1       --   Indenture, dated as of May 15, 1993, between the Registrant and Bank of New York, as
                          Trustee, relating to the Registrant's 8.05% Senior Notes due May 15, 1998. (Exhibit 4.1 to
                          Form S-1 filed on June 18, 1996)
           4.2       --   Form of 8.05% Senior Note due May 15, 1998 (included in the Indenture filed as Exhibit 4.1 hereto). (Exhibit 4.2 to Form S-1 filed on June 18, 1996)
           4.3       --   Exchange and Registration Rights relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Exhibit 4.3 to Form S-1 filed on June 18, 1996)
           4.4       --   First Supplemental Indenture, dated as of January 23, 1995, between the Registrant and the
                          Bank of New York, as Trustee, relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Exhibit 4.4 to Form S-1 filed on June 18, 1996)
           4.5       --   Form of Class A common stock Certificate. (Exhibit 4.5 to Form S-1 filed on July 25, 1996)
           4.6       --   Indenture, dated as of May 7, 1997, between the Registrant and The Bank of New York, as
                          Trustee, relating to the Registrant's 8.875% Subordinated Notes due May 1, 2007 (Exhibit
                          4.2 to Form S-1 filed on April 24, 1997)
           4.7       --   Form of 8.875% Subordinated Notes due May 1, 2007 (included in the Indenture filed as
                          Exhibit 4.2 hereto) (Exhibit 4.3 to Form S-1 on April 24, 1997)
           4.8       --   Form of 8.05% Senior Note due May 15, 1998 (included in Indenture filed as Exhibit 4.1 hereto) (Exhibit 4.4 to Form S-1 filed on April 24, 1997)
           4.9       --   Exchange and Registration Rights relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.3 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
           4.10      --   First Supplemental Indenture, dated as of January 23, 1995, between the Registrant and The
                          Bank of New York, as Trustee, relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.4 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
           4.11      --   Second Supplemental Indenture, dated as of December 3, 1996 among Registrant, BNKU
                          Holdings, Inc. and The Bank of New York, as Trustee, relating to Registrant's 8.05% Senior
                          Notes due May 15, 1998 (Exhibit 4.7 to Form S-1 filed on April 24, 1997)
           4.12      --   Third Supplemental Indenture, dated as of March 27, 1997 between the Registrant and The
                          Bank of New York, as Trustee, relating to the Registrant's 8.05% Senior Notes due May 15,
                          1998 (Exhibit 4.8 to Form S-1 filed on April 24, 1997)
           5         --   Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares of Class A
                          Common Stock. (Exhibit 5 to Form S-1 filed on January 27, 1997)
          10.1       --   Assistance Agreement, dated December 30, 1988, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners, and the FSLIC. (Exhibit 10.1 to Form S-1 filed on June 18,
                          1996)
          10.1a      --   Settlement and Termination Agreement, dated as of December 23, 1993, among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners and the FDIC. (Exhibit 10.1a to Form S-1
                          filed on June 18, 1996)
          10.1b      --   Tax Benefits Agreement, dated December 28, 1993, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners and the FDIC. (Exhibit 10.1b to Form S-1 filed on June 18,
                          1996)
          10.2       --   Acquisition Agreement, dated December 30, 1988, between the Bank and the FSLIC.(Exhibit
                          10.2 to Form S-1 filed on June 18, 1996)

                                      II-3

          10.3       --   Warrant Agreement, dated December 30, 1988, between the Bank and the FSLIC. (Exhibit 10.3 to Form S-1 filed on June 18, 1996)
          10.3a      --   Amended and Restated Warrant Agreement dated December 28, 1993, between the Bank and the
                          FDIC. (Exhibit 10.3a to Form S-1 filed on June 18, 1996)
          10.4       --   Regulatory Capital Maintenance Agreement, dated December 30, 1988 among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC (terminated). (Exhibit
                          10.4 to Form S-1 filed on June 18, 1996)
          10.5       --   Federal Stock Charter of the Bank and First Amendment to charter approved on August 26,
                          1992. (Exhibit 10.5 to Form S-1 filed on June 18, 1996)
          10.6       --   Amended and Restated Federal Stock Charter of the Bank and Second Amendment approved on
                          October 30, 1992. (Exhibit 10.6 to Form S-1 filed on June 18, 1996)
          10.6a      --   Third Amendment to the Federal Stock Charter of the Bank approved on April 23, 1996.
                          (Exhibit 10.6a to Form S-1 filed on June 18, 1996)
          10.6b      --   Amended and Restated Bylaws of the Bank. (Exhibit 10.6b to Form S-1 filed on June 18,
                          1996)
          10.7       --   Specimen Preferred Stock, Series A, certificate, $25.00 per share stated value of the
                          Bank. (Exhibit 10.7 to Form S-1 filed on June 18, 1996)
          10.7a      --   Certificate of Designation of Noncumulative Preferred Stock, Series A, of the Bank.
                          (Exhibit 10.7a to Form S-1 filed on June 18, 1996)
          10.7b      --   Specimen Preferred Stock, Series B, certificate, $25.00 per share stated value, of the
                          Bank. (Exhibit 10.7b to Form S-1 filed on June 18, 1996)
          10.7c      --   Certificate of Designation of Noncumulative Preferred Stock, Series B, of the Bank.
                          (Exhibit 10.7c to Form S-1 filed on June 18, 1996)
          10.8       --   Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics
                          Financial Services, Inc., and First Amendment (dated October 28, 1992) and Second
                          Amendment (dated September 1, 1992). (Exhibit 10.8 to Form S-1 filed on June 18, 1996)
          10.8a      --   Third Amendment, dated December 17, 1993, to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc. (Exhibit 10.8a to Form
                          S-1 filed on June 18, 1996)
          10.8b      --   Fourth Amendment, dated March 28, 1994, to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc. (Exhibit 10.8b to Form S-1
                          filed on June 18, 1996)
          10.8c      --   Fifth Amendment, dated April 1, 1994 to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc. (Exhibit 10.8c to Form S-1
                          filed on June 18, 1996)
          10.8d      --   Sixth Amendment, dated February 26, 1996 to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc. (Exhibit 10.8d to Form
                          S-1 filed on June 18, 1996)
          10.9       --   Management and Consulting Services Agreement, dated January 1, 1992, between the Bank and
                          Systematics Financial Services, Inc., and First Amendment (dated March 18, 1992) and
                          Second Amendment (dated September 1, 1992). (Exhibit 10.9 to Form S-1 filed on June 18,
                          1996)
          10.10      --   Lease Agreement, dated April 1, 1989, between the Bank and Homart Development Co. (Leased premises at 3200 Southwest Freeway) and First Amendment thereto dated January 31, 1990.
                          (Exhibit 10.10 to Form S-1 filed on June 18, 1996)
          10.10a     --   Second Amendment, dated November 14, 1994 to Lease Agreement dated April 1, 1989, between the Bank and Homart Development Co. (assigned to HD Delaware Properties, Inc.). (Exhibit
                          10.10a to Form S-1 filed on June 18, 1996)
          10.10b     --   Third Amendment, dated January 8, 1996 to Lease Agreement dated April 1, 1989 between the
                          Bank and Homart Development Co. (predecessor in interest of HMS Office, L.P.). (Exhibit
                          10.10b to Form S-1 filed on June 18, 1996)
          10.11      --   Lease Agreement, dated November 20, 1990, between the Bank and Greenway Plaza, LTD.
                          (Leased premises at 3800 Buffalo Speedway). (Exhibit 10.11 to Form S-1 filed on June 18,
                          1996)
          10.12      --   Employment Agreement, dated March 18, 1991, between the Bank and Barry C. Burkholder.
                          (Exhibit 10.12 to Form S-1 filed on June 18, 1996)

                                      II-4

          10.12a     --   Amendment, dated April 10, 1996, to the Employment Agreement between the Bank and Barry C.
                          Burkholder. (Exhibit 10.12a to Form S-1 filed on June 18, 1996)
          10.13      --   Letter Agreement Related to Employment, dated April 4, 1990, between the Bank and Anthony
                          J. Nocella. (Exhibit 10.13 to Form S-1 filed on June 18, 1996)
          10.14      --   Letter Agreement Related to Employment, dated June 18, 1990 between the Bank and George R.
                          Bender. (Exhibit 10.14 to Form S-1 filed on June 18, 1996)
          10.15      --   Letter Agreement Related to Employment, dated April 6, 1990, between the Bank and Jonathon
                          K. Heffron. (Exhibit 10.15 to Form S-1 filed on June 18, 1996)
          10.16      --   Letter Agreement Related to Employment, dated May 10, 1991, between the Bank and Leslie H.
                          Green. (Exhibit 10.16 to Form S-1 filed on June 18, 1996)
          10.17      --   Management Incentive Plan, dated April 20, 1992. (Exhibit 10.17 to Form S-1 filed on June
                          18, 1996)
          10.18      --   Letter Agreement, dated January 5, 1990, between Hyperion Partners and certain shareholders of the Registrant with respect to the provision of managerial assistance to the Registrant. (Exhibit 10.18 to Form S-1 filed on June 18, 1996)
          10.22      --   Supplemental Executive Savings Plan of the Bank. (Exhibit 10.22 to Form S-1 filed on June
                          18, 1996)
          10.23      --   Directors Supplemental Savings Plan of the Bank. (Exhibit 10.23 to Form S-1 filed on June
                          18, 1996)
          10.24      --   Warrant Purchase and Exchange Agreement, dated July 23, 1996, by and among the Company, the Bank and the Federal Deposit Insurance Corporation. (Exhibit 10.24 to Form S-1 filed on July 25, 1996)
          10.25      --   Tax Sharing Agreement dated as of May 1, 1996, by and between the Company and the Bank.
          10.26      --   Form of The Company's 1996 Stock Incentive Plan. (Exhibit 10.26 to Form S-1 filed on July
                          25, 1996)
          10.27      --   Form of The Company's Director Stock Plan. (Exhibit 10.27 to Form S-1 filed on July 25,
                          1996)
          10.28      --   Employment Agreement, dated August 1, 1996, between the Company and Barry C. Burkholder.
          10.29      --   Employment Agreement, dated August 1, 1996, between the Company and Anthony J. Nocella.
          10.30      --   Employment Agreement, dated August 1, 1996, between the Company and Jonathon K. Heffron.
          10.31      --   Employment Agreement, dated August 1, 1996, between the Company and Ronald D. Coben.
          10.32      --   Form of Nontransferable Stock Agreement. (Exhibit 10.32 to Form S-1 filed on July 25,
                          1996)
          10.33      --   Form of Stock Option Agreement. (Exhibit 10.33 to Form S-1 filed on July 25, 1996)
          10.34      --   Consulting Agreement. (Exhibit 10.23 to Form 10-K filed on December 20, 1996)
          10.35      --   Recovery Agreement. (Exhibit 10.24 to Form 10-K filed on December 20, 1996)
          10.36      --   Stock Purchase Agreement, dated January 15, 1993, between Hyperion Partners and Hyperion
                          Holdings. (Exhibit 10.36 to Form S-1 filed on July 25, 1996)
          10.37      --   Asset Purchase and Sale Agreement, dated January 17, 1997, between the Bank and National
                          City Mortgage Co. (Exhibit 10.38 to Form 10-Q filed on February 14, 1997)
          21         --   Subsidiaries of the Registrant. (Exhibit 21 to Form S-1 filed on August 7, 1996)
         *23.1       --   Consent of Deloitte & Touche LLP, independent auditors.
          27         --   Financial Data Schedule.

------------
* Filed herewith.

All other Exhibits have been filed previously.

     (b)  Financial Statement Schedules.

     Schedules to the Consolidated Financial Statements are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HOUSTON, TEXAS, ON AUGUST 11, 1997.

                                          BANK UNITED CORP.
                                          By: /s/BARRY C. BURKHOLDER
                                                   PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED BELOW.

                      SIGNATURES                                        TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
(1) Principal Executive Officer:
                /s/BARRY C. BURKHOLDER                              President and               August 11, 1997
                BARRY C. BURKHOLDER                           Chief Executive Officer

(2) Principal Financial and Accounting Officer:
                /s/ANTHONY J. NOCELLA                             Vice Chairman and             August 11, 1997
                ANTHONY J. NOCELLA                           Chief Financial Officer

(3) Directors:
                          *                                     Chairman and Director           August 11, 1997
                   LEWIS S. RANIERI
                                                                      Director                  August 11, 1997
                 BARRY C. BURKHOLDER
                          *                                           Director                  August 11, 1997
              LAWRENCE CHIMERINE, PH.D.
                          *                                           Director                  August 11, 1997
                   DAVID M. GOLUSH
                          *                                           Director                  August 11, 1997
                PAUL M. HORVITZ, PH.D.
                          *                                           Director                  August 11, 1997
                    ALAN E. MASTER
                          *                                           Director                  August 11, 1997
                  ANTHONY J. NOCELLA

                                      II-7

                      SIGNATURES                                        TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
                          *                                           Director                  August 11, 1997
                 SALVATORE A. RANIERI
                          *                                           Director                  August 11, 1997
                    SCOTT A. SHAY
                          *                                           Director                  August 11, 1997
                  PATRICIA A. SLOAN
                          *                                           Director                  August 11, 1997
                  MICHAEL S. STEVENS
                          *                                           Director                  August 11, 1997
                KENDRICK R. WILSON III

------------
* Signed through a Power of Attorney granted to Barry C. Burkholder and Jonathan K. Heffron.

                                      II-8